Exhibit 99.2



                                                        CONTACT:  Eli Sayegh
                                           Director of Investor Relations of
                                                    Bell Microproducts, Inc.
                                                            408-451-1685, or
                                                            ir@bellmicro.com


Bell Microproducts to Locate New Corporate Technology Center in Montgomery, Alabama; Over 300 to Be Employed

SAN JOSE, Calif., July 6/PRNewswire/ -- Bell Microproducts, Inc. (Nasdaq: BELM, news, msgs) a leading international value-added distributor of storage, semiconductor and computer products and services, today announced plans to establish a new Corporate Technology Center in Montgomery, Alabama. The facility is expected to begin operations in October, 2000, and will include high technology positions in sales, applications engineering, technical support, credit administration, information technology and other support functions. The center will employ over 300 people during the next three years.

         Montgomery Operation

Bell Microproducts selected Montgomery, Alabama, for the site of the new Corporate Technology Center after an extensive evaluation of locations in the Central and Mountain Time zones.

"Our objective was to find a site central to our North American businesses, said Donald Bell, president and CEO of Bell Microproducts." Availability of a quality workforce, proximity to local college and university resources, a competitive business climate and quality of life were all important factors in our decision process. Alabama clearly outpaced other locations after evaluating its overall social and economic factors."

"Bell Microproducts' revenues over the past five years have grown at a compound annual rate of over 35%," Bell added. "The significant growth of the Internet and other information technology infrastructures has created an increased demand for our storage and semiconductor products and solutions. With out geographic expansion throughout the Americas and Europe, and our strategic thrust into storage systems, we believe Bell Microproducts is poised for continued strong growth. We will establish the Montgomery technology center as a central focal point in the development and support of our corporate initiatives."

The Company will immediately begin to staff sales and sales support, customer service, applications engineering technical support, field engineering, credit, information technology, operations, web development and marketing, application developers and network and PC technicians.

"We are looking for aggressive, energetic people who seek a career with a fast-paced, high-growth, industry-leading technology company," stated Gary Gammon, senior vice president of the computer products sales division of Bell Microproducts.


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Bell Microproducts has worked closely with the Alabama Industrial Development
Training (AIDT) organization to develop a recruiting and training program to meet the staffing needs of the Company.

"We are very pleased with the AIDT organization and the benefits associated with developing this program," commented Bell. "AIDT will assist Bell Microproducts in fulfilling its staffing and training requirements, ensuring that a strong group of potential employees are available to the company. In addition, a robust offering of progressive high technology positions will be available in the Montgomery area.

"Locating in Montgomery offers numerous advantages to the Company, including the availability of potential employees across a five county area and the local college and university excellence deliver an abundant talent pool from which to draw," Bell continued. "The Company expects to achieve productivity and cost benefits from the economies of scale associated with the growth of the Technology Center.

         Corporate Data Center

The Montgomery operations will also house Bell Microproducts' new corporate data center. This state-of-the-art facility will be the computing nerve center for Bell Microproducts' North American operations, in addition to serving as the hub for global voice and data communications. The activation of the new data center, by year-end, will also signal the completion of the Company's disaster-recovery/business resumption plan. Facilities in San Jose will provide complete computing and network redundancy to the Montgomery center.

"The world class data center in Montgomery will provide the bandwidth, computing horsepower, technical resources and reliability needed to stay ahead of the Company's ongoing expansion into global markets," said Bob Sturgeon, CIO, Bell Microproducts.

During the evaluation process, Bell Microproducts worked closely with a number of individuals and organizations to ensure Montgomery was the right location.

"Governor Siegelman and his staff, State Treasurer Lucy Baxley, the Economic Development Partnership of Alabama, Mayor Bright and his office, the Montgomery Chamber of Commerce, and the Retirement Systems of Alabama (RSA) all worked successfully and professionally to assist in our requirements," added Bell.

Bell also commented, "We are bringing high-technology jobs to the Montgomery area and believe this is a sign of things to come. The demand for high tech employees across the U.S. requires innovative, high-growth, technology companies to look at geographical locations that can help sustain their growth. We believe that Alabama is that location and are very pleased to be locating here."

The Bell Microproducts Corporate Technology Center will be located on two floors in the RSA Tower at 201 Monroe Street in downtown Montgomery.

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"We believe this site will be very attractive to our future employees and the building has the capacity to support our future expansion," Gammon commented.

Gammon has been appointed the senior Bell Microproducts executive at the Montgomery operation and will relocate from San Jose to Montgomery.

Gammon, a native of Birmingham, Alabama, added, "I'm very excited about returning to Alabama to lead this operation for Bell Microproducts. This is a win-win for both Bell Microproducts and Montgomery."

Individuals interested in further information regarding employment at the new Bell Microproducts Corporate Technology Center may contact either the Alabama Industrial Development Training (AIDT) Department at 334-242-4158 or Dick Jacquet, vice president of human resources for Bell Microproducts, at 1941 Ringwood Ave., San Jose, CA 95131 or via e-mail at djacquet@bellmicro.com.

         About Bell Microproducts

Bell Microproducts is a value-added provider of a wide range of high technology products, solutions and services to the industrial and commercial marketplace. The company's offering includes semiconductors, computer platforms, peripherals and storage products of various types including desktop, high-end computer and storage subsystems, Fibre Channel connectivity products, RAID, NAS and SAN storage systems and back-up products. Bell Microproducts is an industry-recognized specialist in storage products and is one of the world's largest storage-centric value-added distributors, with 1999 revenues in excess of $1 billion, an increase of 84% over 1998. Including the pending acquisition of UK-based Ideal Hardware, sales are expected to approach $2 billion in 2000.

The Company's products are available at any level of integration from components, to subsystem assemblies, to fully integrated, tested and certified system solutions. The Company adds value with a broad range of services including testing, software loading, kitting, mass storage system integration, and computer system integration. Trained and certified technical personnel complete each of these processes at Bell Microproducts' ISO 9002 facilities. Bell Microproducts markets and distributes more than 100 brand name product lines, as well as its own BellStor storage and Trademark (TM) computer brands, to original equipment manufacturers (OEMs), contract electronic manufacturing services (EMS) customers, value-added resellers (VARs) and system integrators in the Americas and Europe. More information can be found in SEC filings, or by visiting the Bell Microproducts Web site at www.bellmicro.com.

Safe Harbor Statement. This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties which could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to:


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industry conditions, changes in product supply, pricing, and customer demand, competition, other vagaries in the computer and electronic components markets, changes in relationships with key suppliers, ability to complete the acquisition of Ideal Hardware, ability to successfully integrate the operations of Ideal and other recently acquired businesses and the other risks and information described from time to time in the company's reports to the Securities and Exchange Commission (including the company's Annual Report on Form 10-K and Current Reports on form 8-K regarding this and other transactions). Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any forward-looking statements.

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